Exhibit 99.1

For Immediate Release:

Media Contact:	Investor Contact:
Matt Schuler	Samir Khanal
Communications Manager	Senior Director of Investor Relations
216.755.5500	216.755.5500
mschuler@ddr.com	skhanal@ddr.com

DDR REPORTS A 12.5% INCREASE IN OPERATING FFO PER DILUTED SHARE

TO $0.27 FOR THE QUARTER ENDED MARCH 31, 2013

BEACHWOOD, OHIO, April 30, 2013 – DDR Corp. (NYSE: DDR) today announced operating results for the first quarter ended March 31, 2013.

SIGNIFICANT FIRST QUARTER ACTIVITY

•	Generated Operating FFO of $0.27 per diluted share, an increase of 12.5% compared to the first quarter of 2012

•	Executed 431 new leases and renewals for 2.1 million square feet

•	Increased the portfolio leased rate by 20 basis points to 94.4% at March 31, 2013, from 94.2% at December 31, 2012 and by 70 basis points from 93.7% at March 31, 2012

•

Generated positive leasing spreads, with new leases up 10.7% at 100% ownership and 11.9% on a pro rata basis, and renewals up 7.0% at 100% ownership and 7.5% on a pro rata basis; blended spreads were up 7.6% at 100% ownership and 8.4% on a pro rata basis

•	Generated same store net operating income growth of 3.3% at 100% ownership and 3.1% on a pro rata basis as compared to the prior year

•	Acquired $81 million of prime assets

•	Issued $40 million of common shares to fund the net investment in prime assets

•	Completed the disposition of $46 million of non-prime assets; DDR’s pro rata gross proceeds was $35 million

•	Refinanced two unsecured revolving credit facilities with an aggregate availability of $815 million and a $400 million secured term loan

•	Issued $150 million of 6.250% preferred shares, the net proceeds of which will be used to redeem $150 million of 7.375% preferred shares

“We are pleased to report continued growth in Operating FFO while simultaneously improving the quality of our portfolio and enhancing balance sheet flexibility,” commented DDR’s chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s first quarter Operating Funds From Operations attributable to common shareholders (“Operating FFO”) increased to $86.1 million, or $0.27 per diluted share, which compares to $66.8 million, or $0.24 per diluted share, in the prior year. The increase in Operating FFO for the three-month period ended March 31, 2013, as compared to 2012, primarily is due to organic growth and shopping center acquisitions.

Funds From Operations attributable to common shareholders (“FFO”) for the three-month period ended March 31, 2013, increased to $82.5 million, or $0.26 per diluted share, which compares to $59.7 million, or $0.21 per diluted share, in the prior year. The increase in FFO for the three-month period ended March 31, 2013, as compared to the same period in 2012, primarily is due to the same factors impacting Operating FFO as well as the loss on debt retirement recorded in the first quarter of 2012 related to the Company’s repurchase of a portion of its 9.625% unsecured senior notes.

Net loss attributable to common shareholders for the three-month period ended March 31, 2013, was $0.7 million, or $0.00 per diluted share, which compares to net loss of $22.0 million, or $0.08 per diluted share, in the prior year. The increase in net income attributable to common shareholders for the three-month period ended March 31, 2013, as compared to net income for the same period in 2012 primarily is due to the same factors impacting FFO as well as lower impairment charges on depreciable assets.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended March 31, 2013, highlight continued strong leasing activity throughout the portfolio:

•	Executed 198 new leases aggregating 0.9 million square feet and 233 renewals aggregating approximately 1.2 million square feet

•

Generated positive leasing spreads for the first quarter, with new leases up 10.7% at 100% ownership and 11.9% on a pro rata basis, and renewals up 7.0% at 100% ownership and 7.5% on a pro rata basis; blended spreads were up 7.6% at 100% ownership and 8.4% on a pro rata basis

•	The portfolio leased rate increased to 94.4% at March 31, 2013, as compared to 93.7% at March 31, 2012 and 94.2% at December 31, 2012

•	Same store net operating income (“NOI”) increased by 3.3% at 100% ownership for the three-month period ended March 31, 2013 as compared to the prior year and 3.1% on a pro rata basis

ACQUISITIONS

In the first quarter of 2013, the Company acquired two prime assets located in Dallas, Texas and Oakland, California. The acquisitions were funded primarily with proceeds from asset sales as well as common shares issued in March 2013.

DDR acquired Marketplace at Highland Village, a 400,000 square foot prime power center, in Dallas, Texas, for $40 million. The trade area demographics include an average household income of over $100,000 and population of 237,000 people, and features anchor tenants such as Walmart, T.J. Maxx, HomeGoods, Petco, LA Fitness, and Office Depot. Highland Village is 90% leased, 85% of its revenue is generated by national retailers, and the Company will leverage its operating platform to create additional value through lease up as well as the recapture and downsizing of space that can be marked to market.

The Company also acquired Whole Foods at Bay Place, a 57,000 square foot prime asset in Oakland, California, for $41 million. This asset features a top-performing Whole Foods operating in a densely populated high barrier-to-entry urban infill location. Trade area demographics include an average household income of approximately $90,000 and a population of 630,000 people. The asset provides low risk current cash flow from a high credit tenant, consistent rent growth, and long-term NOI enhancement potential based on the quality of the location and future asset intensification opportunities.

In April 2013, the Company acquired its partner’s 85% interest in five prime power centers for $94 million. The Company funded its investment primarily with proceeds from the issuance of common shares, proceeds from asset sales and corporate debt. These prime power centers will be unencumbered. The Company acquired its partner’s interest in The Walk at Highwoods Preserve (Tampa, FL), Douglasville Pavilion (Atlanta, GA), Commonwealth Center and Chesterfield Crossing (Richmond, VA),

and Jefferson Plaza (Norfolk, VA). The five prime power centers aggregate 1.3 million of total square feet, are currently 98% leased, and are anchored by national tenants such as Walmart, Target, Costco, Home Depot, T.J. Maxx, Ross Dress for Less, PetSmart, Michael’s, Fresh Market, Pier One and Cost Plus World Market.

FINANCINGS

In January 2013, the Company refinanced its two unsecured revolving credit facilities with an aggregate availability of $815 million and its $400 million secured term loan. The Company’s primary refinanced $750 million unsecured revolving credit facility has an initial maturity of April 2017 with borrower options to extend an additional year, and contains an accordion feature that provides for $1.25 billion of potential total availability. Pricing on both refinanced revolving credit facilities was reduced and is currently set at LIBOR plus 140 basis points, a decrease of 25 basis points from the previous rate, and is determined based upon DDR’s credit ratings from Moody’s and S&P. Further, the annual facility fee for both revolving credit facilities has been reduced from 35 basis points to 30 basis points.

The refinanced secured term loan has an initial maturity of April 2017 with a borrower option to extend an additional year. Pricing on the secured term loan is currently set at LIBOR plus 155 basis points, a decrease of 15 basis points from the previous rate, and is determined based upon DDR’s credit ratings from Moody’s and S&P.

In April 2013, the Company issued $150 million of its newly designated 6.250% Class K Cumulative Redeemable Preferred Shares at a price of $25.00 per depositary share. In addition, the Company announced its intent to redeem $150 million of its Class H Cumulative Redeemable Preferred Shares at a redemption price of $25.1127 per depositary share (the sum of $25.00 per depositary share and dividends per depositary share of $0.1127 prorated to the redemption date). The Company expects to record a non-cash charge of approximately $5.2 million to net income attributable to common shareholders in the second quarter of 2013 related to the prorated write-off of the Class H Cumulative Redeemable Preferred Shares’ original issuance costs.

The Company accessed its at-the-market common equity program and issued 2.3 million new common shares during the first quarter of 2013 at an average price of $17.57 per share, generating gross proceeds of $40 million, which were used to partially fund the acquisition of prime assets. In April 2013, the Company issued an additional 2.5 million new common shares at an average price of $17.83 per share, generating gross proceeds of $45 million, to partially fund the acquisition of five prime assets.

DISPOSITIONS

The Company sold seven consolidated operating shopping centers aggregating approximately 0.4 million square feet in the first quarter of 2013, generating gross proceeds of approximately $24.7 million. In addition, the Company sold $7.3 million of non-income producing assets. The Company recorded an aggregate net gain of approximately $0.5 million related to asset sales in the first quarter of 2013.

In the first quarter of 2013, the Company’s unconsolidated joint ventures sold 15 assets, generating gross proceeds of approximately $14.5 million, of which the Company’s proportionate share was $2.9 million. The Company had previously written down its investment in these assets to zero.

2013 GUIDANCE

There has been no change in Operating FFO per share guidance since the last update provided on January 7, 2013. The Company continues to estimate Operating FFO for 2013 between $1.07 and $1.11 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition. Other real estate companies may calculate FFO and Operating FFO in a different manner. FFO excluding the net non-operating items detailed in this release is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended March 31, 2013. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2012, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR CORP.

DDR is an owner and manager of 445 value-oriented shopping centers representing 116 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the Company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, May 1, 2013, at 10:00 a.m. Eastern Time. To participate, please dial 800.299.8538 (domestic), or 617.786.2902 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 87099285. Access to the live call and replay will also be available through the Company’s website. The replay will be available through May 8, 2013.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended March 31,
	2013	2012
Revenues:
Minimum rents (A)	$144,596	$128,279
Percentage and overage rents (A)	1,784	1,414
Recoveries from tenants	47,390	42,496
Ancillary and other property income	5,712	6,061
Management, development and other fee income	10,721	11,754
Other (B)	634	580

	210,837	190,584

Expenses:
Operating and maintenance	33,659	32,851
Real estate taxes	27,940	24,844
Impairment charges (C)	6,926	1,541
General and administrative	19,760	19,012
Depreciation and amortization	68,980	58,779

	157,265	137,027

Other income (expense):
Interest income	7,877	1,841
Interest expense (D)	(54,894)	(55,521)
Loss on debt retirement, net	—	(5,602)
Other income (expense), net (E)	(2,901)	(1,602)

	(49,918)	(60,884)

Income (loss) before earnings from equity method investments and other items	3,654	(7,327)
Equity in net income of joint ventures (F)	2,954	8,248
Impairment of joint venture investments (C)	—	(560)
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(367)	(177)

Income from continuing operations	6,241	184
Income (loss) from discontinued operations (G)	310	(15,730)

Income (loss) before (loss) gain on disposition of real estate	6,551	(15,546)
(Loss) gain on disposition of real estate, net of tax	(57)	665

Net income (loss)	6,494	(14,881)
Income attributable to non-controlling interests	(191)	(176)

Net income (loss) income attributable to DDR	$6,303	$(15,057)

Preferred dividends	(7,030)	(6,967)

Net loss attributable to common shareholders	$(727)	$(22,024)

Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(727)	$(22,024)
Depreciation and amortization of real estate investments	67,016	58,447
Equity in net income of joint ventures (F)	(2,954)	(8,248)
Impairment of depreciable joint venture investments	—	560
Joint ventures’ FFO (F)	12,226	13,985
Non-controlling interests (OP Units)	54	48
Impairment of depreciable real estate assets	7,679	17,340
Gain on disposition of depreciable real estate, net	(778)	(360)

FFO attributable to common shareholders	82,516	59,748

Non-operating items, net (H)	3,536	7,058

Operating FFO	$86,052	$66,806

Earnings per share – Diluted (I)	$—	$(0.08)

Funds From Operations – Diluted (I)	$0.26	$0.21

Operating Funds From Operations – Diluted (I)	$0.27	$0.24

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data

	March 31, 2013	December 31, 2012
Assets:
Real estate and rental property:
Land	$1,894,986	$1,900,401
Buildings	5,824,030	5,773,961
Fixtures and tenant improvements	498,390	489,626

	8,217,406	8,163,988
Less: Accumulated depreciation	(1,721,378)	(1,670,717)

	6,496,028	6,493,271
Land held for development and construction in progress	489,381	475,123
Real estate held for sale, net	7,255	—

Real estate, net	6,992,664	6,968,394
Investments in and advances to joint ventures	617,010	613,017
Cash	18,872	31,174
Restricted cash	22,498	23,658
Notes receivable, net	57,558	68,718
Receivables, including straight-line rent, net	113,934	126,228
Other assets, net	239,286	224,648

	$8,061,822	$8,055,837

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$190,468	$147,905
Unsecured debt	2,149,724	2,147,097
Unsecured term loan	350,000	350,000
Mortgage and other secured debt	1,663,900	1,674,141

	4,354,092	4,319,143
Dividends payable	49,813	44,210
Other liabilities	290,330	326,024

Total liabilities	4,694,235	4,689,377
Preferred shares	405,000	405,000
Common shares	31,747	31,524
Paid-in-capital	4,668,142	4,629,257
Accumulated distributions in excess of net income	(1,738,333)	(1,694,822)
Deferred compensation obligation	15,532	15,556
Accumulated other comprehensive income	(24,136)	(27,925)
Less: Common shares in treasury at cost	(14,445)	(16,452)
Non-controlling interests	24,080	24,322

Total equity	3,367,587	3,366,460

	$8,061,822	$8,055,837

DDR Corp.

Financial Highlights

(A)	The increase in base and percentage rental revenues for the three-month period ended March 31, 2013, is as follows (in millions):

Increase (Decrease)
Acquisition of shopping centers	$12.2
Comparable portfolio properties	3.0
Development or redevelopment properties	0.6

$15.8

Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Straight-line rents	$1.4	$0.4

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Lease termination fees	$0.5	$0.5
Other miscellaneous	0.1	0.1

	$0.6	$0.6

(C)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Assets marketed for sale	$6.9	$1.5

Total continuing operations	6.9	1.5
Sold assets or assets held for sale	0.8	15.8

Total discontinued operations	0.8	15.8

Joint venture investments	—	0.6

Total impairment charges	$7.7	$17.9

(D)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Non-cash interest expense related to amortization of the debt discount	$2.6	$3.2

DDR Corp.

Financial Highlights

(E)	Other income (expense) was comprised of the following (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Transaction and other (expenses) income	$(0.5)	$(0.6)
Litigation-related expenses	(0.3)	(0.7)
Debt extinguishment costs, net	(2.1)	(0.3)

	$(2.9)	$(1.6)

(F)	At March 31, 2013 and 2012, the Company had investments in joint ventures, excluding consolidated joint ventures, in 206 and 172 shopping center properties, respectively.

(G)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Revenues from operations	$0.8	$6.1

Operating expenses	—	2.9
Impairment charges	0.8	15.8
Interest, net	0.1	1.4
Depreciation and amortization	0.2	1.8

Total expenses	1.1	21.9

Loss before gain on disposition of real estate	(0.3)	(15.8)
Gain on disposition of real estate, net	0.6	0.1

Net income (loss)	$0.3	$(15.7)

(H)	The gains and charges excluded from Operating FFO for the three-month periods ended March 31, 2013 and 2012, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Loss on debt retirement, net	$—	$5.6
Other expense (income), net – transaction costs, litigation costs and debt extinguishment costs	3.2	1.7
Equity in net loss of joint ventures – currency adjustments, debt extinguishment and other expenses	0.2	0.1
Non-cash loss (gain) on disposition of non-depreciable real estate, net	0.2	(0.3)

Total adjustments from FFO to Operating FFO	$3.6	$7.1

DDR Corp.

Financial Highlights

(I)	The Company’s per share information is as follows:

	At March 31,
	2013	2012
Common shares outstanding	317.5	277.5
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended March 31,
	2013	2012
Earnings per common share:
Basic	$—	$(0.08)

Diluted	$—	$(0.08)

Basic – average shares outstanding	313.2	275.2

Diluted – average shares outstanding	313.2	275.2

Dividends Declared:	$0.135	$0.12

FFO per share:
Basic	$0.26	$0.22

Diluted	$0.26	$0.21

Weighted average common shares outstanding	315.5	277.2

Assumed conversion of OP Units	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	315.9	277.6

Assumed conversion of dilutive securities	0.7	2.5

FFO Weighted average common shares and OP Units – Diluted	316.6	280.1

Operating FFO:
Diluted	$0.27	$0.24

Operating FFO Weighted average common shares and OP Units – Diluted	316.6	280.1

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended March 31,
	2013	2012
Revenues:
Minimum rents (A)	$134,880	$114,712
Percentage and overage rents	1,040	241
Recoveries from tenants	33,898	24,691
Other	17,093	19,462

	186,911	159,106
Expenses:
Operating and maintenance	42,706	36,126
Real estate taxes	22,320	15,956

	65,026	52,082

Net operating income	121,885	107,024
Depreciation and amortization of real estate investments	65,361	39,786
Interest expense	62,119	55,094

(Loss) income before other items	(5,595)	12,144
Income tax expense	(6,615)	(5,972)

(Loss) income from continuing operations	(12,210)	6,172
Discontinued operations:
Loss from operations	(39)	(1,902)
Loss on disposition, net	(5,537)	(139)

(Loss) income before gain on disposition of assets	(17,786)	4,131
Gain on disposition of assets, net	479	13,852

Net (loss) income	$(17,307)	$17,983
Non-controlling interests	(7,219)	(8,934)

Net (loss) income attributable to unconsolidated joint ventures	$(24,526)	$9,049

Net income at DDR’s ownership interests	$3,049	$10,180
Basis differences	(95)	(1,932)

Equity in net income of joint ventures	$2,954	$8,248

FFO at DDR’s ownership interests (B)	$12,226	$13,985

Operating FFO at DDR’s ownership interests (B)	$12,442	$14,103

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	March 31, 2013	December 31, 2012
Land	$1,568,719	$1,569,548
Buildings	4,684,265	4,681,462
Fixtures and tenant improvements	248,372	244,293

	6,501,356	6,495,303
Less: Accumulated depreciation	(870,903)	(833,816)

	5,630,453	5,661,487
Land held for development and construction in progress (C)	409,242	348,822

Real estate, net	6,039,695	6,010,309
Cash and restricted cash	435,297	467,200
Receivables, including straight-line rent, net	101,823	99,098
Other assets, net	402,977	427,014

	$6,979,792	$7,003,621

Mortgage debt (D)	$4,269,039	$4,246,407
Notes and accrued interest payable to DDR	147,885	143,338
Other liabilities	302,202	342,614

	4,719,126	4,732,359
Redeemable preferred equity	155,252	154,556
Accumulated equity	2,105,414	2,116,706

	$6,979,792	$7,003,621

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Straight-line rents	$1.6	$0.9
DDR’s proportionate share	0.3	0.2

(B)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Net (loss) income attributable to unconsolidated joint ventures	$(24.5)	$9.1
Depreciation and amortization of real estate investments	64.8	45.3
Impairment of depreciable real estate assets	—	1.3
Loss (gain) on sale of depreciable real estate	5.0	(13.7)

FFO	$45.3	$42.0

FFO at DDR ownership interests	$12.2	$14.0

Operating FFO at DDR’s ownership interests (1)	$12.4	$14.1

DDR joint venture distributions received, net	$2.5	$4.5

(1)	Excluded from Operating FFO is the Company’s proportionate share of net activity related to foreign currency adjustments, debt extinguishments and other expenses as disclosed above in this press release.

(C)	Land held for development and construction in progress consists of the following (in millions):

	March 31, 2013	December 31, 2012
Company’s proportionate share	$120.3	$100.9

(D)	Mortgage debt consists of the following (in millions):

	March 31, 2013	December 31, 2012
Company’s proportionate share	$734.5	$724.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	47.3	48.2